Exhibit 99.2

SPROUTS
FARMERS MARKET
MIRAMAR SQUARE
MSA: Fort Lauderdale, FL

REI
RECREATIONAL
EQUIPMENT, INC.
NORTHCREST SHOPPING CENTER
MSA: Charlotte, NC

TRADER
JOE'S
PARADISE VALLEY MARKETPLACE
MSA: Phoenix, AZ

five BELOW
DRAPER PEAKS
MSA: Salt Lake City, UT

KITE

QUARTERLY FINANCIAL SUPPLEMENT

Q4 2022

kiterealty.com

KRG
LISTED
NYSE

Kite Realty Group Trust
Quarterly Financial Supplement as of December 31, 2022
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Fourth Quarter and Full Year 2022 Operating Results and Provides 2023 Guidance
Indianapolis, Indiana, February 13, 2023 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the fourth quarter and year ended December 31, 2022. For the quarters ended December 31, 2022 and 2021, net loss attributable to common shareholders was $1.1 million, or $0.01 per diluted share, compared to net loss of $98.2 million, or $0.52 per diluted share, respectively. For the years ended December 31, 2022 and 2021, net loss attributable to common shareholders was $12.6 million, or $0.06 per diluted share, compared to net loss of $80.8 million, or $0.73 per diluted share, respectively.
Increased FFO, as adjusted, per share by 29% on a year-over-year basis
Leased 4.9 million square feet in 2022 at 12.6% comparable blended cash leasing spreads
Increased ABR per square foot to $20.02
Lowered leverage to 5.2x, an all-time low for KRG
Company provides initial 2023 outlook
“Looking at our full year 2022 results, I’m proud to report the KRG team consistently outperformed expectations by growing FFO, as adjusted, per share 29% on a year-over-year basis,” said John A. Kite, Chairman and CEO. “Quarter after quarter we produced sector-leading results, which reflect the quality of our expanded portfolio, the intensity of our operating platform and the strength of our balance sheet. As we navigate 2023, we will operate with the same vigor and forward-thinking approach we demonstrated this past year and I’m confident in our continued ability to deliver long-term value to all stakeholders.”
Full Year 2022 Key Highlights
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $431.2 million, or $1.94 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $429.6 million, or $1.93 per diluted share, which represents a 28.7% per share increase over the comparable period in 2021.
▪Excludes a positive impact of $2.6 million of prior period collection impact related to the recovery of bad debt and accounts receivable in 2022.
▪Executed 782 new and renewal leases representing approximately 4.9 million square feet at comparable cash spreads of 12.6%. Excluding option renewals, the blended cash spreads for comparable new and non-option renewal leases were 18.1%.
▪Same Property Net Operating Income (NOI) increased by 5.1%.
▪Closed $101.8 million of acquisitions and $75.6 million of dispositions.
▪Completed five development projects, further reducing future capital commitments on the Company’s active development pipeline.
▪Upsized the Company’s revolving line of credit capacity to $1.1 billion from $850 million.

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▪Entered into a $300 million unsecured 7-year term loan due July 29, 2029 and fixed the interest rate for three years at approximately 3.95%.
▪Published the Company’s inaugural Corporate Responsibility Report, which provides a comprehensive overview of the Company’s strategy and initiatives regarding environmental, social, and governance (ESG) practices and policies.
Fourth Quarter 2022 Financial Results
▪Generated NAREIT FFO of the Operating Partnership of $111.8 million, or $0.50 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $112.0 million, or $0.50 per diluted share, which represents a 16.3% per share increase over the comparable period in 2021.
▪Excludes the impact of $0.2 million of prior period collection impact related to the recovery of bad debt and accounts receivable in 2022.
▪Same Property NOI increased by 6.2%.
Fourth Quarter 2022 Portfolio Operations
▪Executed 173 new and renewal leases representing over 1.0 million square feet.
▪Cash leasing spreads of 22.3% on 21 comparable new leases, 8.9% on 105 comparable renewals, and 11.4% on a blended basis. Excluding option renewals, the blended cash spreads for comparable new and non-option renewal leases were 15.1%.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $20.02 at December 31, 2022, a 3.4% increase year-over-year.
▪Retail portfolio percent leased of 94.6% at December 31, 2022, a sequential increase of 60 basis points and a 120-basis point increase on a year-over-year basis.
▪Portfolio leased-to-occupied spread of 270 basis points, which equates to $33 million of signed-not-open NOI.
Fourth Quarter 2022 Capital Allocation Activity
▪The Company currently has three active development projects with limited future capital commitments of $44.2 million.
Fourth Quarter 2022 Balance Sheet Overview
▪As of December 31, 2022, the Company’s net debt to Adjusted EBITDA was 5.2x, which represents a 0.8x year-over-year decrease.
▪Subsequent to quarter end, the Company repaid three mortgages with an aggregate principal balance of $128.5 million with proceeds from the Company’s revolving line of credit, which was undrawn as of year-end.
Dividend
On February 8, 2023, the Company’s Board of Trustees declared a first quarter 2023 dividend of $0.24 per common share, which represents a 20% year-over-year increase. The first quarter dividend will be paid on April 14, 2023, to shareholders of record as of April 7, 2023.
2023 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.03 to $0.09 per diluted share in 2023 and NAREIT FFO of $1.89 to $1.95 per diluted share in 2023, based, in part, on the following key assumptions at the midpoint:
▪2023 same property NOI range of 2.0% to 3.0%.
▪Full-year bad debt assumption of 1.25% of total revenues.
▪Additional disruption related to Bed Bath & Beyond Inc., Party City Holdings Inc. and Regal Cinemas of 0.75% of total revenues ($0.03 of FFO per diluted share).
▪Transaction activity is expected to be earnings neutral.

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The following table reconciles the Company’s 2023 net income guidance range to the Company’s 2023 NAREIT FFO guidance range:

	Low	High

Net income	$0.03	$0.09
Depreciation and amortization	1.86	1.86
NAREIT FFO	$1.89	$1.95
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, February 14, 2023, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: Fourth Quarter 2022 Webcast. The dial-in registration link is: Fourth Quarter 2022 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of December 31, 2022, the Company owned interests in 183 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York,

iii

and North Carolina; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

iv

Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Compass Point Research & Trading, LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Floris van Dijkum
(317) 713-7780	(216) 737-7510	(646) 757-2621
thenshaw@kiterealty.com	wgolladay@rwbaird.com	fvandijkum@compasspointllc.com

Matt Hunt	Bank of America/Merrill Lynch	Green Street
Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Craig Schmidt	Ms. Paulina Rojas Schmidt
(317) 713-7646	(646) 855-1363/(646) 855-3640	(949) 640-8780
mhunt@kiterealty.com	jeff.spector@bofa.com	projasschmidt@greenstreet.com
craig.schmidt@bofa.com

Transfer Agent	Barclays	Jefferies LLC
Broadridge Financial Solutions	Mr. Anthony F. Powell	Ms. Linda Tsai
Ms. Kristen Tartaglione	(212) 526-8768	(212) 778-8011
2 Journal Square, 7th Floor	anthony.powell@barclays.com	ltsai@jefferies.com
Jersey City, NJ 07306
(201) 714-8094	BTIG	KeyBanc Capital Markets
	Mr. Michael Gorman	Mr. Todd Thomas
	(212) 738-6138	(917) 368-2286
Stock Specialist	mgorman@btig.com	tthomas@keybanccm.com
GTS
545 Madison Avenue, 15th Floor	Capital One Securities, Inc.	Raymond James
New York, NY 10022	Mr. Christopher Lucas	Mr. RJ Milligan
(212) 715-2830	(571) 633-8151	(727) 567-2585
	christopher.lucas@capitalone.com	rjmilligan@raymondjames.com

	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com

4th Quarter 2022 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended December 31,		Year Ended December 31,
Summary Financial Results	2022	2021	2022	2021

Total revenue (page 4)	$204,689	$162,950	$801,996	$373,324
Net loss attributable to common shareholders (page 4)	$(1,126)	$(98,181)	$(12,636)	$(80,806)
Net loss per diluted share (page 4)	$(0.01)	$(0.52)	$(0.06)	$(0.73)
Net operating income (NOI) (page 6)	$148,950	$115,312	$581,651	$266,988
Adjusted EBITDA (page 6)	$138,003	$105,103	$535,330	$234,247
NAREIT Funds From Operations (FFO) (page 7)	$111,842	$6,220	$431,240	$88,389
NAREIT FFO per diluted share (page 7)	$0.50	$0.03	$1.94	$0.78
FFO, as adjusted (page 7)	$111,950	$82,406	$429,609	$171,204
FFO, as adjusted per diluted share (page 7)	$0.50	$0.43	$1.93	$1.50
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	44%	42%	42%	45%

	Three Months Ended
Summary Operating and Financial Ratios	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021

NOI margin (page 6)	73.7%		74.5%		73.2%		72.7%		71.0%
NOI margin – retail (page 6)	74.3%		75.0%		73.8%		73.1%		71.6%
Same property NOI performance(1) (page 5)	6.2%		4.4%		3.8%		5.9%		7.2%
Total property NOI performance (page 5)	29.2%		182.7%		190.5%		182.7%		138.2%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.2x		5.4x		5.3x		5.7x		6.0x
Recovery ratio of retail operating properties (page 6)	87.0%		89.1%		88.3%		85.9%		84.7%
Recovery ratio of consolidated portfolio (page 6)	82.5%		84.3%		83.3%		81.3%		79.2%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	222,056,355		222,054,091		222,056,695		221,559,185		221,327,346

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)	183		183		181		181		180
Office and other components	12		12		12		12		12
Development and redevelopment projects (page 13)	3		4		5		7		8
Owned retail operating gross leasable area (GLA)(2) (page 14)	28.8	M	28.9	M	28.8	M	28.8	M	28.7	M
Owned office GLA	1.6	M	1.6	M	1.6	M	1.6	M	1.6	M
Number of multifamily units(3)	1,672		1,672		1,672		1,690		1,690
Percent leased – total	94.4%		93.9%		93.7%		93.5%		93.3%
Percent leased – retail	94.6%		94.0%		93.8%		93.6%		93.4%
Anchor	97.0%		96.4%		96.1%		96.1%		95.9%
Small shop	90.0%		89.3%		89.3%		88.5%		88.3%

Annualized base rent (ABR) per square foot	$20.02		$19.86		$19.66		$19.57		$19.36

Total new and renewal lease GLA (page 16)	1,034,055		1,574,338		1,198,263		1,053,963		927,065
New lease cash rent spread (page 16)	22.3%		30.7%		49.1%		58.7%		27.4%
Renewal lease cash rent spread (page 16)	8.9%		8.5%		8.0%		8.9%		8.3%
Total new and renewal lease cash rent spread (page 16)	11.4%		10.8%		13.2%		16.1%		12.9%

2023 Guidance	Current (as of 2/13/23)

NAREIT FFO per diluted share	$1.89 to $1.95

Credit Ratings and Outlook
Fitch Ratings	BBB / Stable
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Stable
(1)Same property NOI excludes properties that have not been owned for the full period presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(3)Represents the number of multifamily units that the Company has an economic interest in.

4th Quarter 2022 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets:
Investment properties, at cost	$7,732,573	$7,592,348
Less: accumulated depreciation	(1,161,148)	(884,809)
Net investment properties	6,571,425	6,707,539

Cash and cash equivalents	115,799	93,241
Tenant and other receivables, including accrued straight-line rent of $44,460 and $28,071, respectively	101,301	68,444
Restricted cash and escrow deposits	6,171	7,122
Deferred costs, net	409,828	541,518
Short-term deposits	—	125,000
Prepaid and other assets	127,044	84,826
Investments in unconsolidated subsidiaries	10,414	11,885
Total assets	$7,341,982	$7,639,575

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,010,299	$3,150,808
Accounts payable and accrued expenses	207,792	184,982
Deferred revenue and other liabilities	298,039	321,419
Total liabilities	3,516,130	3,657,209

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	53,967	55,173

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,185,658 and 218,949,569 shares issued and outstanding at December 31, 2022 and 2021, respectively	2,192	2,189
Additional paid-in capital	4,897,736	4,898,673
Accumulated other comprehensive income (loss)	74,344	(15,902)
Accumulated deficit	(1,207,757)	(962,913)
Total shareholders’ equity	3,766,515	3,922,047
Noncontrolling interests	5,370	5,146
Total equity	3,771,885	3,927,193
Total liabilities and equity	$7,341,982	$7,639,575

4th Quarter 2022 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Rental income	$199,577	$161,302	$782,349	$367,399
Other property-related revenue	3,176	1,550	11,108	4,683
Fee income	1,936	98	8,539	1,242
Total revenue	204,689	162,950	801,996	373,324

Expenses:
Property operating	29,659	24,583	107,217	55,561
Real estate taxes	24,144	22,956	104,589	49,530
General, administrative and other	12,883	10,308	54,860	33,984
Merger and acquisition costs	(81)	76,564	925	86,522
Depreciation and amortization	112,709	109,835	469,805	200,460
Total expenses	179,314	244,246	737,396	426,057

(Loss) gain on sales of operating properties, net	(57)	3,692	27,069	31,209

Operating income (loss)	25,318	(77,604)	91,669	(21,524)
Other (expense) income:
Interest expense	(26,827)	(23,061)	(104,276)	(60,447)
Income tax (expense) benefit of taxable REIT subsidiary	(302)	2	(43)	310
Equity in earnings (loss) of unconsolidated subsidiaries	312	342	256	(416)
Other income, net	447	166	240	355
Net loss	(1,052)	(100,155)	(12,154)	(81,722)
Net (income) loss attributable to noncontrolling interests	(74)	1,974	(482)	916
Net loss attributable to common shareholders	$(1,126)	$(98,181)	$(12,636)	$(80,806)

Net loss per common share – basic	$(0.01)	$(0.52)	$(0.06)	$(0.73)
Net loss per common share – diluted	$(0.01)	$(0.52)	$(0.06)	$(0.73)

Weighted average common shares outstanding – basic	219,137,140	188,291,354	219,074,448	110,637,562
Weighted average common shares outstanding – diluted	219,137,140	188,291,354	219,074,448	110,637,562

4th Quarter 2022 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)(1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change

Number of properties in same property pool for the period(2)	177	177		177	177

Leased percentage at period end	94.7%	93.5%	94.7%	93.5%
Economic occupancy percentage(3)	92.0%	90.6%	91.2%	90.1%

Minimum rent	$145,283	$141,237		$573,029	$551,815
Tenant recoveries	38,395	37,187		154,934	149,663
Bad debt reserve	(2,142)	(1,672)		(8,329)	(7,440)
Other income, net	4,061	1,104		7,868	4,771
Total revenue	185,597	177,856		727,502	698,809

Property operating	(25,468)	(24,906)		(93,454)	(87,962)
Real estate taxes	(23,599)	(24,381)		(102,608)	(105,116)
Total expenses	(49,067)	(49,287)		(196,062)	(193,078)

Same Property NOI	$136,530	$128,569	6.2%	$531,440	$505,731	5.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$136,530	$128,569		$531,440	$505,731
Prior period collection impact – same properties	(189)	173		3,665	12,414
Net operating income – non-same activity(4)	12,609	(13,429)		46,546	(251,154)
Total property NOI	148,950	115,313	29.2%	581,651	266,991	117.9%
Other income, net	2,393	608		8,992	1,491
General, administrative and other	(12,883)	(10,308)		(54,860)	(33,984)
Merger and acquisition costs	81	(76,564)		(925)	(86,522)
Depreciation and amortization	(112,709)	(109,835)		(469,805)	(200,460)
Interest expense	(26,827)	(23,061)		(104,276)	(60,447)
(Loss) gain on sales of operating properties, net	(57)	3,692		27,069	31,209
Net (income) loss attributable to noncontrolling interests	(74)	1,974		(482)	916
Net loss attributable to common shareholders	$(1,126)	$(98,181)		$(12,636)	$(80,806)
(1)Same Property NOI excludes properties that have not been owned for the full periods presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Same Property NOI excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H, (iii) three active development and redevelopment projects noted on page 13, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were each acquired subsequent to January 1, 2021, and (v) office properties and includes the legacy RPAI same property pool.
(3)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

4th Quarter 2022 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenue:
Minimum rent(1)	$147,882	$145,511	$145,255	$140,171	$121,615
Minimum rent – ground leases	10,472	10,715	10,207	10,634	7,129
Tenant reimbursements	40,245	40,043	41,470	39,836	33,870
Bad debt reserve	(2,403)	(1,881)	(1,172)	(571)	(1,636)
Other property-related revenue	2,202	2,099	2,746	90	450
Overage rent	3,380	1,287	446	822	324
Parking revenue, net(2)	345	284	456	534	552
Total revenue	202,123	198,058	199,408	191,516	162,304

Expenses:
Property operating – recoverable(3)	24,852	22,063	22,059	22,321	19,991
Property operating – non-recoverable(3)	4,387	3,059	3,717	3,237	4,237
Real estate taxes	23,934	25,458	27,704	26,663	22,764
Total expenses	53,173	50,580	53,480	52,221	46,992

NOI	148,950	147,478	145,928	139,295	115,312

Other (expense) income:
General, administrative and other	(12,883)	(14,859)	(13,809)	(13,309)	(10,307)
Fee income	1,936	1,623	2,671	2,309	98
Total other (expense) income	(10,947)	(13,236)	(11,138)	(11,000)	(10,209)

Adjusted EBITDA	138,003	134,242	134,790	128,295	105,103

Depreciation and amortization	(112,709)	(115,831)	(119,761)	(121,504)	(109,835)
Merger and acquisition costs	81	(108)	27	(925)	(76,564)
Interest expense	(26,827)	(26,226)	(25,709)	(25,514)	(23,061)
Equity in earnings (loss) of unconsolidated subsidiaries	312	144	114	(314)	342
Income tax (expense) benefit of taxable REIT subsidiary	(302)	—	188	71	2
Other income (expense), net	447	58	(162)	(103)	166
(Loss) gain on sales of operating properties, net	(57)	—	23,958	3,168	3,692
Net (loss) income	(1,052)	(7,721)	13,445	(16,826)	(100,155)
Less: net (income) loss attributable to noncontrolling interests	(74)	(116)	(314)	22	1,974
Net (loss) income attributable to common shareholders	$(1,126)	$(7,837)	$13,131	$(16,804)	$(98,181)

NOI/Revenue – Retail properties	74.3%	75.0%	73.8%	73.1%	71.6%
NOI/Revenue	73.7%	74.5%	73.2%	72.7%	71.0%
Recovery Ratios(4)
– Retail properties	87.0%	89.1%	88.3%	85.9%	84.7%
– Consolidated	82.5%	84.3%	83.3%	81.3%	79.2%
(1)Minimum rent includes $144,000, $153,000, $1.7 million, $0.8 million, and $0.5 million of lease termination income for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.
(2)Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
(3)Recoverable expenses include recurring G&A expense of $3.2 million allocable to the property operations in the three months ended December 31, 2022, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense. Tenant reimbursements for the three months ended December 31, 2022 have been reduced by $1.4 million due to reserves for Bed Bath & Beyond Inc. real estate tax reimbursements.

4th Quarter 2022 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net loss	$(1,052)	$(100,155)	$(12,154)	$(81,722)
Less: net income attributable to noncontrolling interests in properties	(88)	(118)	(623)	(514)
Add (less): loss (gain) on sales of operating properties, net	57	(3,692)	(27,069)	(31,209)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	112,925	110,185	471,086	201,834
FFO of the Operating Partnership(1)	111,842	6,220	431,240	88,389
Less: Limited Partners’ interests in FFO	(1,463)	356	(5,395)	(1,945)
FFO attributable to common shareholders(1)	$110,379	$6,576	$425,845	$86,444
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.50	$0.03	$1.94	$0.78
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.50	$0.03	$1.94	$0.78

FFO of the Operating Partnership(1)	$111,842	$6,220	$431,240	$88,389
Add: merger and acquisition costs	(81)	76,564	925	86,522
Add (less): prior period collection impact	189	(378)	(2,556)	(3,707)
FFO, as adjusted, of the Operating Partnership	$111,950	$82,406	$429,609	$171,204
FFO, as adjusted, per share of the Operating Partnership – basic	$0.50	$0.43	$1.94	$1.51
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.50	$0.43	$1.93	$1.50

Weighted average common shares outstanding – basic	219,137,140	188,291,354	219,074,448	110,637,562
Weighted average common shares outstanding – diluted	219,763,609	189,419,768	219,710,514	111,524,655

Weighted average common shares and units outstanding – basic	222,055,880	190,706,414	221,858,084	113,103,177
Weighted average common shares and units outstanding – diluted	222,682,349	191,834,828	222,494,151	113,990,269

FFO, as defined by NAREIT, per diluted share/unit
Net loss	$0.00	$(0.52)	$(0.05)	$(0.72)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: gain on sales of operating properties, net	0.00	(0.02)	(0.12)	(0.27)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.51	0.57	2.12	1.78
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.50	$0.03	$1.94	$0.78
Add: merger and acquisition costs	0.00	0.40	0.00	0.76
Less: prior period collection impact	0.00	0.00	(0.01)	(0.03)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.50	$0.43	$1.93	$1.50

Reconciliation of FFO, as adjusted, to Adjusted Funds From Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$111,950	$82,406	$429,609	$171,204
Less: non-cash income adjustments	7,324	4,834	27,566	261
Less: maintenance capital expenditures	12,687	2,954	35,608	3,761
Less: tenant-related capital expenditures(3)	18,746	9,343	63,882	14,667
Total Recurring AFFO of the Operating Partnership	$73,193	$65,275	$302,553	$152,515
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

4th Quarter 2022 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of December 31, 2022
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual Income

Delray Marketplace	$28,293	2%	$566	$—
One Loudoun – Pads G&H Residential	—	10%	—	338
Total	$28,293		$566	$338

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized

Three Property Retail Portfolio	416,576	—	$51,890	20%	$10,378	$7,649	$315	$1,260
Glendale Center Apartments	—	267	31,500	11.5%	3,623	132	58	232
Embassy Suites at Eddy Street Commons	—	—	33,508	35%	11,728	—	550	2,200
The Corner (development)	24,000	285	30,572	50%	15,286	125	—	—
Other investments	—	—	—	—%	—	2,508	34	136
Total	440,576	552	$147,470		$41,015	$10,414	$957	$3,828
(1)Economic ownership % represents the partner’s share of cash flow.

4th Quarter 2022 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of December 31, 2022
(dollars in thousands)

Senior Unsecured Notes Covenants
	December 31, 2022	Debt Covenant Threshold(1)

Total debt to undepreciated assets	37%	<60%

Secured debt to undepreciated assets	3%	<40%

Undepreciated unencumbered assets to unsecured debt	291%	>150%

Debt service coverage	5.1x	>1.5x

Unsecured Credit Facility Covenants
	December 31, 2022	Debt Covenant Threshold(1)

Maximum leverage	37%	<60%

Minimum fixed charge coverage	4.1x	>1.5x

Secured indebtedness	3.3%	<45%

Unsecured debt interest coverage	4.3x	>1.75x

Unsecured leverage	36%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Stable
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable

Liquidity

Cash and cash equivalents	$115,799
Availability under unsecured credit facility	1,098,500
	$1,214,299

Unencumbered NOI as a % of Total NOI	92%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to EBITDA
Company's consolidated debt and share of unconsolidated debt		$3,018,705
Less: cash, cash equivalents, and restricted cash		(124,015)
		$2,894,690
Q4 2022 EBITDA, Annualized:
– Consolidated EBITDA	$552,012
– Unconsolidated EBITDA(1)	3,828
– Minority interest EBITDA(1)	(338)	555,502
Ratio of Company share of Net Debt to EBITDA		5.2x
(1)See page 8 for details.

4th Quarter 2022 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of December 31, 2022
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,794,963	93%	3.96%	4.3
Variable rate debt(2)	183,293	6%	8.08%	3.2
Debt discounts, premiums and issuance costs, net	32,043	N/A	N/A	N/A
Total consolidated debt	3,010,299	99%	4.21%	4.2
KRG share of unconsolidated debt	41,015	1%	5.76%	6.5
Total	$3,051,314	100%	4.23%	4.3

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2023	$3,020	$189,390	$95,000	$287,410	$270	$287,680
2024	2,721	—	269,635	272,356	3,905	276,261
2025	2,848	—	430,000	432,848	11,176	444,024
2026	2,981	—	550,000	552,981	—	552,981
2027	3,120	—	250,000	253,120	—	253,120
2028 and beyond	27,061	2,480	1,150,000	1,179,541	25,664	1,205,205
Debt discounts, premiums and issuance costs, net	—	1,400	30,643	32,043	—	32,043
Total	$41,751	$193,270	$2,775,278	$3,010,299	$41,015	$3,051,314
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of December 31, 2022, $820.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 2.7 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of December 31, 2022, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 2.7 years.

Debt Maturity Profile as of February 13, 2023
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$95.0
$61.3
$120.0
$149.6
$3.6
$430.0
$11.7
$150.0
$400.0
$250.0
$23.0
$117.0
$250.0
$100.0
$10.4
$300.0
$100.0
$400.0
$7.3
$10.0
$3.5
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

4th Quarter 2022 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of December 31, 2022
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of December 31, 2022	% of Total Outstanding

Centennial Gateway(2)	3.81%	1/1/2023	$23,962
Centennial Center(2)	3.83%	1/6/2023	70,455
Eastern Beltway(2)	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Delray Marketplace(3)	BSBY + 160	8/4/2023	28,293
Senior Unsecured Notes	4.23%	9/10/2023	95,000
2023 Debt Maturities			284,810	9%

Senior Unsecured Notes	4.58%	6/30/2024	149,635
Unsecured Term Loan(4)	2.68%	7/17/2024	120,000
2024 Debt Maturities			269,635	9%

Senior Unsecured Notes	4.00%	3/15/2025	350,000
Senior Unsecured Notes(5)	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	14%

Unsecured Term Loan(6)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	18%

Unsecured Credit Facility(7)	SOFR + 120	1/8/2027	—
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	23,010
Senior Unsecured Notes(5)	LIBOR + 375	9/10/2027	75,000
2027 Debt Maturities			273,010	9%

Unsecured Term Loan(8)	5.09%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(9)	4.05%	7/29/2029	300,000
Rampart Commons	5.73%	6/10/2030	7,336
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	10,007
Nora Plaza Shops	3.80%	2/1/2032	3,458
2028 and beyond Debt Maturities			1,170,801	38%
Debt discounts, premiums and issuance costs, net			32,043
Total debt per consolidated balance sheet			$3,010,299	99%

KRG share of unconsolidated debt
Glendale Center Apartments	LIBOR + 265	5/31/2024	$3,623
Embassy Suites at Eddy Street Commons	LIBOR + 250	7/1/2025	11,728
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)(10)	LIBOR + 275	7/8/2034	15,286
Total KRG share of unconsolidated debt			41,015	1%
Total consolidated and KRG share of unconsolidated debt			$3,051,314
(1)At December 31, 2022, 1-month LIBOR was 4.39%, 3-month LIBOR was 4.77%, 1-month BSBY was 4.36%, and 1-month SOFR was 4.36%.
(2)This debt was repaid subsequent to December 31, 2022.
(3)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP.
(4)Term loan is hedged to a fixed rate of 1.58% plus a credit spread of 1.10% based on the Company’s current credit rating.
(5)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(6)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(7)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(8)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to floating rate of SOFR + 2.10% beyond the initial maturity date.
(9)Term loan is hedged to a fixed rate of 2.70% through November 22, 2023 and subsequently to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.35% is applicable across all time periods based on the Company’s current credit rating.
(10)The Corner (development) includes three loans with varying rates and maturity dates. As of December 31, 2022, the loans had a weighted average interest rate of 7.10% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of December 31, 2022.

4th Quarter 2022 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	GLA	Acquisition Price

Pebble Marketplace	February 16, 2022	Las Vegas	Multi-tenant retail	85,796	$44,100
MacArthur Crossing	April 13, 2022	Dallas/Fort Worth	Two-tenant building	56,077	21,920
Palms Plaza	July 15, 2022	Miami	Multi-tenant retail	68,976	35,750

			Total acquisitions	210,849	$101,770

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Hamilton Crossing Centre	January 26, 2022	Indianapolis	Redevelopment	—	$6,900
Plaza Del Lago	June 16, 2022	Chicago	Multi-tenant retail	100,016	58,650
Lincoln Plaza – Lowe’s	October 27, 2022	Worcester, MA	Ground lease interest(1)	—	10,000

			Total dispositions	100,016	$75,550
(1)The Company sold the ground lease interest in one tenant at an existing multi-tenant operating retail property. The total number of properties in our portfolio was not affected by this transaction.

4th Quarter 2022 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects

The Landing at Tradition – Phase II	Port St. Lucie, FL	100%	Q3 2023	39,900	—	$11,200	$11,200	$4,600	$1.1M–$1.2M	$0.3M–$0.5M

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	59,700	59,700	39,600	$3.5M–$4.0M	$2.2M–$2.7M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	31,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M

Total				189,900	285	$102,800	$70,900	$44,200	$6.3M–$7.1M	$4.2M–$5.1M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun	Washington, D.C./Baltimore	Potential of 1.9 million square feet of commercial GLA and 1,745 multifamily units for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 10,000 square feet of commercial GLA and 47 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)The Company does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

4th Quarter 2022 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of December 31, 2022
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	45	7,620	$148,879	25.7%
Florida	30	3,580	62,804	10.9%
Maryland	9	1,784	39,074	6.8%
North Carolina	8	1,536	31,443	5.4%
Virginia	7	1,135	29,566	5.1%
Georgia	10	1,707	26,235	4.5%
Tennessee	3	580	8,317	1.4%
Oklahoma	3	505	7,951	1.4%
South Carolina	2	258	3,126	0.5%
Total South	117	18,705	357,395	61.7%

West
Washington	10	1,683	30,979	5.4%
Nevada	5	839	27,794	4.8%
California	3	655	16,416	2.8%
Arizona	5	725	15,116	2.6%
Utah	2	388	8,026	1.4%
Total West	25	4,290	98,331	17.0%

Midwest
Indiana	15	1,624	29,290	5.1%
Illinois	8	1,163	24,360	4.2%
Michigan	1	308	7,150	1.2%
Missouri	1	453	4,197	0.7%
Ohio	1	236	1,912	0.3%
Total Midwest	26	3,784	66,909	11.5%

Northeast
New York	8	1,083	34,553	6.0%
New Jersey	4	340	11,681	2.0%
Massachusetts	1	272	4,873	0.8%
Connecticut	1	206	3,639	0.6%
Pennsylvania	1	136	1,982	0.4%
Total Northeast	15	2,037	56,728	9.8%

Total	183	28,816	$579,363	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2022 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of December 31, 2022
(dollars in thousands, except per square foot data)
The following table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (11), Homesense (2), T.J. Maxx & HomeGoods combined (2)	45	1,323	$14,469	2.5%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,204	1.9%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (31), dd’s DISCOUNTS (1)	32	908	10,648	1.8%	BBB+	A2

4	PetSmart, Inc.		32	657	10,525	1.8%	B	B1

5	Gap Inc.	Old Navy (25), The Gap (3), Banana Republic (3), Athleta (3)	34	455	8,348	1.4%	BB	Ba2

6	Bed Bath & Beyond Inc.	Bed Bath & Beyond (14), buybuy BABY (9)	23	613	8,277	1.4%	CC	Ca

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	652	8,265	1.4%	BBB	Baa3

8	Michaels Stores, Inc.	Michaels	28	631	8,250	1.4%	N/A	N/A

9	Publix Super Markets, Inc.		14	669	6,884	1.2%	N/A	N/A

10	Lowe’s Companies, Inc.		6	—	5,838	1.0%	BBB+	Baa1

11	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	5,753	1.0%	BBB	Baa1

12	Total Wine & More		14	332	5,688	1.0%	N/A	N/A

13	BJ’s Wholesale Club, Inc.		3	115	5,464	1.0%	BB+	N/A

14	Petco Health And Wellness Company, Inc.		22	299	5,461	0.9%	B+	B1

15	Ulta Beauty, Inc.		25	259	5,388	0.9%	N/A	N/A

16	Albertsons Companies, Inc.	Safeway (3), Jewel-Osco (2), Tom Thumb (2)	7	395	5,040	0.9%	BB	Ba2

17	Five Below, Inc.		29	258	4,945	0.9%	N/A	N/A

18	Fitness International, LLC		6	242	4,884	0.9%	B-	B3

19	Burlington Stores, Inc.		9	473	4,881	0.8%	BB+	N/A

20	Kohl’s Corporation		7	361	4,865	0.8%	BB+	Ba1

21	Nordstrom, Inc.		8	259	4,494	0.8%	BB+	Ba1

22	Ahold U.S.A. Inc.	Stop & Shop (3), Giant Foods (1)	4	239	4,493	0.8%	BBB	Baa1

23	DSW Designer Shoe Warehouse		16	314	4,482	0.8%	N/A	N/A

24	Walgreens Boots Alliance, Inc.		8	133	4,453	0.8%	BBB	Baa2

25	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,380	0.8%	N/A	N/A

	Total Top Tenants		425	10,883	$167,379	28.9%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for December 31, 2022, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

4th Quarter 2022 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q4 2022	51	309,042	21	160,787	$18.31	$22.39	22.3%
New Leases – Q3 2022	61	207,224	22	67,920	32.45	42.41	30.7%
New Leases – Q2 2022	68	277,184	26	137,488	14.70	21.92	49.1%
New Leases – Q1 2022	72	326,957	26	91,064	19.95	31.66	58.7%
Total	252	1,120,407	95	457,259	$19.65	$27.07	37.8%	$76.03

Renewals – Q4 2022	122	725,013	105	624,805	$20.45	$22.27	8.9%
Renewals – Q3 2022	160	1,367,114	134	1,282,347	15.53	16.86	8.5%
Renewals – Q2 2022	138	921,079	119	849,958	16.13	17.41	8.0%
Renewals – Q1 2022	110	727,006	79	588,368	18.16	19.77	8.9%
Total	530	3,740,212	437	3,345,478	$17.06	$18.52	8.6%	$0.98

Total – Q4 2022	173	1,034,055	126	785,592	$20.01	$22.30	11.4%
Total – Q3 2022	221	1,574,338	156	1,350,267	16.38	18.14	10.8%
Total – Q2 2022	206	1,198,263	145	987,446	15.93	18.04	13.2%
Total – Q1 2022	182	1,053,963	105	679,432	18.40	21.36	16.1%
Total	782	4,860,619	532	3,802,737	$17.37	$19.55	12.6%	$10.01
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

4th Quarter 2022 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of December 31, 2022
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail properties and development/redevelopment property tenants open for business who have commenced paying rent as of December 31, 2022.

Retail Portfolio
		Expiring GLA – Retail(2)				Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2023	492	1,146,406	1,008,007	$50,308	9.3%	$30.13	$15.73	$23.38
2024	613	1,449,645	2,526,203	78,042	14.4%	31.81	13.47	20.41
2025	483	1,158,554	2,483,431	67,122	12.4%	30.96	12.89	18.69
2026	454	1,030,060	2,388,356	65,349	12.1%	30.86	14.38	19.42
2027	512	1,188,641	2,502,486	71,206	13.2%	31.13	13.83	19.42
2028	349	823,943	2,504,354	61,876	11.4%	32.95	13.88	18.60
2029	186	457,296	1,184,686	34,359	6.4%	32.86	16.43	20.98
2030	137	417,559	584,298	20,861	3.9%	29.46	15.00	20.97
2031	128	346,289	619,508	20,991	3.9%	32.11	16.11	21.81
2032	162	403,952	1,079,063	27,866	5.2%	31.03	14.73	19.20
Beyond	170	400,146	1,567,163	42,245	7.8%	34.58	18.16	21.49
	3,686	8,822,491	18,447,555	$540,225	100.0%	$31.43	$14.55	$20.05
(1)Lease expirations table reflects rents in place as of December 31, 2022 and does not include option periods; 2023 expirations include 44 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of December 31, 2022 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

4th Quarter 2022 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of December 31, 2022
(dollars in thousands)

Cash Net Operating Income (NOI)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$148,950	6	Cash, cash equivalents, and restricted cash	$121,970	3
Non-cash revenue adjustments	(5,662)		Tenant and other receivables (net of SLR)	56,841	3
Other property-related revenue	(2,202)	6	Prepaid and other assets	127,044	3
Ground lease (“GL”) revenue	(10,472)	6
Consolidated Cash Property NOI (excl. GL)	$130,614

Annualized Consolidated Cash Property NOI (excl. ground leases)	$522,456

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$4,650	13	Mortgage and other indebtedness, net	$(2,978,256)	10
Unconsolidated EBITDA	3,828	8	Pro rata adjustment for joint venture debt	(40,449)	8
General and administrative expense allocable to property management activities included in property expenses ($3.2 million in Q4)	12,800	6, note 3	Accounts payable and accrued expenses	(207,792)	3
Total Adjustments	21,278		Other liabilities	(298,039)	3
			Projected remaining under construction development/redevelopment(3)	(44,200)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$543,734
Annualized ground lease NOI	41,888
Total Annualized Portfolio Cash NOI	$585,622		Common shares and Units outstanding	222,056,355
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.

4th Quarter 2022 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

4th Quarter 2022 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2022, the same property pool excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H, (iii) three active development and redevelopment projects, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were each acquired subsequent to January 1, 2021, and (v) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

4th Quarter 2022 Supplemental Financial and Operating Statistics	20